UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

Bloom HoldCo LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56556	82-4706208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

PMBS 1387, 1000 Brickell Avenue, Suite 715

Miami, FL 33131

(Address of principal executive offices, including zip code)

(850) 660-7301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

On September 3, 2024, WithumSmith+Brown, PC, the independent registered public accounting firm (“Withum”) of Bloom HoldCo LLC (the “Company”), notified the Company of its decision to not stand for reappointment as the Company’s independent registered public accounting firm. Withum’s report on the Company’s consolidated financial statements as of September 30, 2023 and 2022 and for the years then ended contained an emphasis of a matter for going concern and for uncertainties related to cryptocurrency assets, but otherwise did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Withum’s tenure as the Company’s independent registered public accounting firm, there were no: (i) disagreements with the Company on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 in this Current Report on Form 8-K (the “Current Report”) and has requested that Withum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A letter from Withum is attached as Exhibit 16.1 to this Current Report.

Item 8.01 Other Events.

Risk Factors

We face various risks and uncertainties in the industry in which we operate and in the course of our business. Investing in our securities is highly speculative and involves risks. You should carefully consider the additional risk factor below as well as the risk factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and any other reports that we file with the SEC. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this Current Report. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely affect our business, financial condition, results of operations, or cash flows.

There is risk that the Company may not be able to complete its audit

The Company is actively working to identify a new independent registered public accounting firm, in light of Withum’s decision to not stand for reappointment. However, if other auditors deem the audit risk too high, there is an increased risk of the Company’s ability to comply with the requirement for reporting annual audited financial statements as part of its ongoing continuous disclosure requirements under the Exchange Act of 1934, as amended. There is no certainty that the successor independent registered public accounting firm will be able to complete its audit of the Company. Similarly, the Company may not be able to retain a successor independent registered public accounting to satisfy its ongoing continuous disclosure obligations or an auditor that is qualified in the digital asset industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
16.1	WithumSmith+Brown, PC Letter to the U.S. Securities and Exchange Commission, dated September 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bloom HoldCo LLC
Dated: September 9, 2024

	By:	/s/ Ryan D. Faber
Chief Executive Officer

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